Exhibit 99.1

PRESS RELEASE

NWH, INC. DECLARES $0.50 PER SHARE CASH DIVIDEND.

Contact:

Carl Nicola

NWH, Inc.

(212) 582-1212

New York—(BUSINESS WIRE)—February 13, 2006 — NWH, Inc. (NASDAQ: NWIR-News)  The Board of Directors of NWH declared on February 13, 2006 a quarterly dividend of $0.30 per share, plus a special dividend of $.20 per share.  The dividend, aggregating $0.50 per share, will be payable in cash on May 10, 2006 to stockholders of record at the close of business on April 27, 2006.  NWH’s Board of Directors reviews the dividend policy on a quarterly basis.

NWIR owns and operates Electronic Network Systems, Inc. (ENS) (www.enshealth.com), a payer services organization that connects healthcare payers and thousands of health care providers such as physicians, hospitals, clinics and practice management software vendors using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. NWIR focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas that will enhance the operations of ENS.